Exhibit (9)(b)
                        SCHRODER CAPITAL FUNDS (DELAWARE)
                           SUBADMINISTRATION AGREEMENT


         THIS AGREEMENT dated as of the AGREEMENT made this 1st day of February, 1997, between Schroder Capital Funds (Delaware) (the "Fund"), a business trust organized under the laws of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101, and Forum Administrative Services, Limited Liability Company ("Subadministrator"), a limited liability company organized under the laws of the State of Delaware.

         WHEREAS, the Fund is registered under the Investment Company Act of 1940 as amended ("1940 Act") as an open-end management investment company and is authorized to issue shares of beneficial interest ("Shares") in separate series and classes;

         WHEREAS, the Fund has entered into various Investment Advisory Agreements with Schroder Capital Management International Inc. (the "Adviser") and Administrative Services Agreement with Schroder Fund Advisers Inc. (the "Administrator"), pursuant to which the Adviser and Administrator provide certain management and administrative services for the Fund.

         WHEREAS, the Fund desires that the Subadministrator perform certain administrative services for each of the series of the Fund as listed in Appendix A hereto (each a "Series") and each class of shares of each Series (each a "Class") other than any administrative services required to be performed by the Adviser or the Administrator, and the Subadministrator is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Fund and the Subadministrator agree as follows:

         SECTION 1. APPOINTMENT. The Fund hereby appoints the Subadministrator as subadministrator of the Fund and of each Series and any class of Shares thereof and the Subadministrator hereby accepts such appointment, all in accordance with the terms and conditions of this Agreement. In connection therewith, the Fund has delivered to the Subadministrator copies of its Trust Instrument and Bylaws, the Fund's Registration Statement and all amendments thereto filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement"), and the current prospectus and statement of additional information of each Class of each Series (collectively, as currently in effect and as amended or supplemented, the "Prospectus"), all in such manner and to such extent as may from time to time be authorized by the Fund's Board of Trustees (the "Board"), and shall promptly furnish the Subadministrator with all amendments of or supplements to the foregoing.

     SECTION 2. FURNISHING OF EXISTING ACCOUNTS AND RECORDS. The Fund shall promptly turn over to the Subadministrator such of the accounts and records previously maintained by or for it as are necessary for the Subadministrator to perform its functions under this Agreement. The Fund authorizes the Subadministrator to rely on such accounts and records turned over to it and hereby indemnifies and will hold the Subadministrator, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands and losses whatsoever arising out of or in connection with any error, omission, inaccuracy or other deficiency of such accounts and records or in the failure of the Fund to provide any portion of such or to provide any information needed by the Subadministrator to knowledgeably perform its functions.

         SECTION 3.  ADMINISTRATIVE DUTIES

         (a) Subject to the direction and control of the Board and in cooperation with the Adviser and the Administrator, the Subadministrator shall provide administrative services necessary for the Fund's operations with respect to each Series except those services that are the responsibility of the Adviser, the Administrator or the Series' custodian or transfer agent, all in such manner and to such extent as may be authorized by the Board and requested by the Administrator.

         (b) With respect to the Fund, each Series and each Class thereof, as applicable, the Subadministrator shall:

            (i) oversee (A) the preparation and maintenance by the Adviser and the Fund's custodian, transfer agent, dividend disbursing agent and fund accountant (or if appropriate, prepare and maintain) in such form, for such periods and in such locations as may be required by applicable law, of all documents and records relating to the operation of the Fund required to be prepared or maintained by the Fund or its agents pursuant to applicable law; (B) the reconciliation of account information and balances among the Adviser and the Fund's custodian, transfer agent, dividend disbursing agent and fund accountant;
                  (C) the transmission of purchase and redemption orders for Shares; (D) the notification to the Adviser of available funds for investment; and (E) the performance of fund accounting, including the calculation of the net asset value of the Shares;

           (ii) oversee the performance of administrative and professional services rendered to the Fund by others, including its custodian, transfer agent and dividend disbursing agent as well as legal, auditing and shareholder servicing and other services performed for each Series or class thereof;

          (iii) be responsible for the preparation and the printing of the periodic updating of the Registration Statement and Prospectus, tax returns, and reports to shareholders, the Securities and Exchange Commission and state securities commissions;

           (iv) be responsible for the preparation of proxy and information statements and any other communications to shareholders;

            (v) at the request of the Board, provide the Fund with adequate general office space and facilities and provide persons suitable to the Board to serve as officers of the Fund;

           (vi) provide the Fund,, at the Fund's expense's request, with the services of persons who may bare competent to perform such supervisory, or administrative and clerical functions as are necessary to provide effective operationsfor effective operation of the Fund;

          (vii) prepare, file and maintain the Fund's governing documents, including the Trust Instrument and minutes of meetings of Trustees and shareholders;

         (viii) with the cooperation of the Fund's counsel, the Administrator, the Adviser, and other relevant parties, prepare and disseminate materials for meetings of the Board;

           (ix) monitor sales of Shares and ensure that such Shares are properly and duly registered with the Securities and Exchange Commission and applicable state securities commissions;

            (x) oversee the calculation of performance data for dissemination to information services covering the investment company industry, for sales literature of the Fund and other appropriate purposes;

           (xi) oversee the determination of the amount of, and supervise the declaration of, dividends and other distributions to shareholders as necessary to, among other things, maintain the qualification of each Series as a regulated investment company under the Internal Revenue Code of 1986, as amended, and prepare and distribute to appropriate parties notices announcing the declaration of dividends and other distributions to shareholders; and

          (xii) advise the Fund and its Board on matters concerning the Fund and its affairs.

         (c) The Subadministrator shall prepare and maintain or cause to be prepared and maintained records in such form for such periods and in such locations as may be required by applicable regulations, all documents and records relating to the services provided to the Fund pursuant to this Agreement required to be maintained pursuant to the 1940 Act, rules and regulations of the Securities and Exchange Commission, the Internal Revenue Service and any other national, state or local government entity with jurisdiction over the Fund. The accounts and records pertaining to the Fund which are in possession of the Subadministrator shall be the property of the Fund. The Fund, or the Fund's authorized representatives, shall have access to such accounts and records at all times during the Subadministrator's normal business hours. Upon the reasonable request of the Fund, copies of any such accounts and records shall be provided promptly by the Subadministrator to the Fund or the Fund's authorized representatives. In the event the Fund designates a successor to any of the Subadministrator's obligations under this agreement, the Subadministrator shall, at the expense and direction of the Fund, transfer to such successor all relevant books, records and other data established or maintained by the Subadministrator under this Agreement.

         SECTION 4.  STANDARD OF CARE.

         (a) The Subadministrator, in performing under the terms and conditions of this Agreement, shall use its best judgment and efforts in rendering the services described herein, and shall incur no liability for its status under this agreement or for any reasonable actions taken or omitted in good faith. As an inducement to the Subadministrator's undertaking to render these services, the Fund hereby agrees to indemnify and hold harmless the Subadministrator, its employees, agents, officers and directors, from any and all loss, liability and expense, including any legal expenses, arising out of the Subadministrator's performance under this Agreement, or status, or any act or omission of the Subadministrator, its employees, agents, officers and directors; provided that this indemnification shall not apply to the Subadministrator's actions taken or failures to act in cases of the Subadministrator's own bad faith, willful misconduct or gross negligence in the performance of its duties under this Agreement; and further provided, that the Subadministrator shall give the Fund notice and reasonable opportunity to defend against any such loss, claim, damage, liability or expense in the name of the Fund or the Subadministrator, or both. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim or demand, and to retain counsel of good standing chosen by the Fund and approved by the Subadministrator,such approval not to which approval shall be unreasonably withheldnot be withheld unreasonably. In the event the Fund does elect to assume the defense of any such suit and retain counsel of good standing approved by the Subadministrator, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, or in case the Subadministrator does not approve of counsel chosen by the Fund or the Subadministrator has been advised that it may have available defenses or claims which are not available or conflict with those available to the Fund, the Fund will reimburse the Subadministrator, its employees, agents, officers and directors for the fees and expenses of any one counsellaw firm retained as counsel by the Subadministrator or them. The Subadministrator may, at any time, waive its right to indemnification under this agreement and assume its own defense. The provisions of paragraphs (b) through
(d) of this Section 4 should not in any way limit the foregoing:

         (b) The Subadministrator may rely upon the advice of the Fund or of counsel, who may be counsel for the Fund or counsel for the Subadministrator, and upon statements of accountants, brokers and other persons believed by it in good faith to be expert in the matters upon which they are consulted, and the Subadministrator shall not be liable to anyone for any actions taken in good faith upon such statements.

         (c) The Subadministrator may act upon any oral instruction which it receives and which it believes in good faith was transmitted by the person or persons authorized by the Board of the Fund to give such oral instruction. The Subadministrator shall have no duty or obligation to make any inquiry or effort of certification of such oral instruction.

         (c) The Subadministrator shall not be liable for any action taken in good faith reliance upon any written instruction or certified copy of any resolution of the Board of the Fund, and the Subadministrator may rely upon the genuineness of any such document or copy thereof reasonably believed in good faith by the Subadministrator to have been validly executed.

         (d) The Subadministrator may rely and shall be protected in acting upon any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other paper document believed by it to be genuine and to have been signed or presented by the purchaser, Fund or other proper party or parties.

         SECTION 5. EXPENSES. Subject to any agreement by the Subadministrator or other person to reimburse any expenses of the Fund that relate to any Series, the Fund shall be responsible for and assume the obligation for payment of all of its expenses, including: (a) the fee payable under Section 6 hereof; (b) any fees payable to the Adviser; (c) any fees payable to the Administrator; (d) expenses of issue, repurchase and redemption of Shares; (e) interest charges, taxes and brokerage fees and commissions; (f) the cost (or appropriate share thereof) of reasonable premiums for errors and omissions and other liability insurance policy of FFSI; (g) premiums of insurance for the Fund, its Trustees and officers and fidelity bond premiums; (hg) fees, interest charges and expenses of third parties, including the Fund's custodian, transfer agent, dividend disbursing agent and fund accountant; (ih) fees of pricing, interest, dividend, credit and other reporting services; (ij) costs of membership in trade associations; (kj) telecommunications expenses; (l) funds transmission expenses;
(m) auditing, legal and compliance expenses; (n) costs of forming the Fund and maintaining its existence; (o) to the extent permitted by the 1940 Act, costs of preparing and printing the Series' Prospectuses, subscription application forms and shareholder reports and delivering them to existing shareholders; (p) expenses of meetings of shareholders and proxy solicitations therefore; (q) costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts, of calculating the net asset value of shares of the Fund and of preparing tax returns; (r) costs of reproduction, stationery and supplies; (s) fees and expenses of the Fund's Trustees; (t) compensation of the Fund's officers and employees who are not employees of the Adviser or Sub- Subadministrator or their respective affiliated persons and costs of other personnel (who may be employees of the Adviser, the Administrator, the Subadministrator or their respective affiliated persons) performing services for the Fund; (u) costs of Trustee meetings; (v) Securities and Exchange Commission registration fees and related expenses; (w) state or foreign securities laws registration fees and related expenses; and (x) all fees and expenses paid by the Fund in accordance with any distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act or under any shareholder service plan or agreement.

         SECTION 6.  COMPENSATION.

         (a) In consideration of the services performed by the Subadministrator under this Agreement, the Fund will pay the Subadministrator, with respect to each Fund, a fee at the annual rate, as listed in Appendix B hereto. Such fee shall be accrued by the Fund daily and shall be payable monthly in arrears on the first day of each calendar month for services performed under this agreement during the prior calendar month. (a) For the administrative services provided by the Sub-Administrator pursuant to this AgreementIf the fees payable pursuant to this provision begin to accrue before the end of any month or if this Agreement terminates before the end of any month, the fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement, the Fund shall pay to the Sub-Administrator Subadministrator such compensation as shall be payable prior to the effective date of such termination.

         (b) In the event that this agreement is terminated, the Subadministrator shall be reimbursed for reasonable charges and disbursements associated with promptly transferring to its successor as designated by the Fund or the Administrator the original or copies of all accounts and records maintained by the Subadministrator under this agreement, and cooperating with, and providing reasonable assistance to its successor in the establishment of the accounts and records necessary to carry out the successor's or other person's responsibilities.

         (c) Notwithstanding anything in this Agreement to the contrary, the Subadministrator and its affiliated persons may receive compensation or reimbursement from the Fund with respect to (i) the provision of services on behalf of the Series in accordance with any distribution plan adopted by the Fund pursuant to Rule 12b-1 under the 1940 Act or (ii) the provision of shareholder support or other services, including fund accounting services or
(iii) service as a Director or officer of the Fund.

         SECTION 7.  EFFECTIVENESS, DURATION AND TERMINATION

         (a) This Agreement shall become effective on the date first above written with respect to each Series of the Fund then existing and shall relate to every other Series as of the later of the date on which the Fund's Registration Statement relating to the shares of such Series becomes effective and the Series commences operations.

         (b) This Agreement shall continue in effect for twelve months and, thereafter, shall be automatically renewed each year for an additional term of one year.

         (c) This Agreement may be terminated with respect to a Series at any time, without the payment of any penalty, (i) by the Board on 60 days' written notice to the Subadministrator or (ii) by the Subadministrator on 60 days' written notice to the Fund. Upon receiving notice of termination by the Subadministrator, the Fund shall use its best efforts to obtain a successor subadministrator. Upon receipt of written notice from the Fund of the appointment of a successor, and upon payment to the Subadministrator of all fees owed through the effective termination date, and reimbursement for reasonable charges and disbursements, the Subadministrator shall promptly transfer to the successor subadministrator the original or copies of all accounts and records maintained by the Subadministrator under this agreement including, in the case of records maintained on computer systems, copies of such records in machine-readable form, and shall cooperate with, and provide reasonable assistance to, the successor sub-administrator in the establishment of the accounts and records necessary to carry out the successor sub-administrator's responsibilities. For so long as the Subadministrator continues to perform any of the services contemplated by this Agreement after termination of this Agreement as agreed to by the Fund and the Subadministrator, the provisions of Sections 4 and 6 hereof shall continue in full force and effect. SECTION 8. ACTIVITIES OF SUB-ADMINISTRATOR. Except to the extent necessary to perform its obligations under this Agreement, nothing herein shall be deemed to limit or restrict the Subadministrator's right, or the right of any of its officers, directors or employees (whether or not they are a Trustee, officer, employee or other affiliated person of the Fund) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, fund, firm, individual or association.

         SECTION 9. COOPERATION WITH INDEPENDENT ACCOUNTANTS. The Subadministrator shall cooperate with the Fund's independent public accountants and shall take reasonable action to make all necessary information available to such accountants for the performance of their duties.

         SECTION 10. SERVICE DAYS. Nothing contained in this Agreement is intended to or shall require the Subadministrator, in any capacity under this agreement, to perform any functions or duties on any day other than a business day of the Fund or of a Series. Functions or duties normally scheduled to be performed on any day which is not a business day of the Fund or of a Series shall be performed on, and as of, the next business day, unless otherwise required by law.


         SECTION 11. NOTICES. Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing and shall be delivered in person, or by first-class mail, postage prepaid, or by overnight or two-day private mail service to the respective party. Notice to the Fund shall be given as follows or at such other address as a party may have designated in writing, shall be deemed to have been properly given:

                  Schroder Capital Funds (Delaware)
                  787 Seventh Avenue
                  New York, New York 10019

         Notice to the Subadministrator shall be given as follows or at such other address as a party may have designated in writing, shall be deemed to have been properly given:

                  Forum Administrative Services, Limited Liability Company Two Portland Square
                  Portland, Maine  04101

         Notices and other communications received by the parties at the addresses listed above.

         SECTION 12.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY.

         The Trustees of the Fund and the shareholders of each Series shall not be liable for any obligations of the Fund or of the Series under this Agreement, and the Subadministrator agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Fund or the Series to which the Subadminstrator's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Fund or the shareholder of the Series.

         SECTION 13.  MISCELLANEOUS

         (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

         (b) This Agreement may be executed in two or more counterparts, each of which, when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         (c) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         (d) Section and Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (e) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the fund without the written consent of the Subadministrator, or by the Subadministrator, without the written consent of the Fund authorized or approved by a resolution of the Board.

         (f) This Agreement shall be governed by the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                   SCHRODER CAPITAL FUNDS (DELAWARE)


                                   ____/s/Alexandra Poe_______
                                                Alexandra Poe

                                   FORUM ADMINISTRATIVE SERVICES,
                                   LIMITED LIABILITY COMPANY


                                   ______/s/ John Y. Keffer___________
                                               John Y. Keffer
settlement of such rights or claims, and not to the Trustees of the Fund or the shareholder of the Series.

         SECTION 13.  MISCELLANEOUS

         (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

         (b) This Agreement may be executed in two or more counterparts, each of which, when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         (c) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         (d) Section and Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (e) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the fund without the written consent of the Subadministrator, or by the Subadministrator, without the written consent of the Fund authorized or approved by a resolution of the Board.

         (f) This Agreement shall be governed by the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                       SCHRODER CAPITAL FUNDS (DELAWARE)


                                       By:  ALEXANDRA POE, SECRETARY AND VICE
                                         PRESIDENT___


                                       FORUM ADMINISTRATIVE SERVICES,
                                       LIMITED LIABILITY COMPANY
                                       By:  Forum Advisors, Inc. as Manager

                                       By:  JOHN Y. KEFFER, PRESIDENT___

                        SCHRODER CAPITAL FUNDS (DELAWARE)
                           SUBADMINISTRATION AGREEMENT


                                   APPENDIX A
                               SERIES OF THE FUND

         Schroder International Fund
         Schroder U.S. Diversified Growth Fund
         Schroder U.S. Smaller Companies Fund
         Schroder Latin American Fund
         Schroder Emerging Markets Fund Institutional Portfolio
         Schroder International Smaller Companies Fund
         Schroder Micro Cap Fund
         Schroder Emerging Markets Fund
         Schroder International Bond Fund

                        SCHRODER CAPITAL FUNDS (DELAWARE)
                           SUBADMINISTRATION AGREEMENT


                                   APPENDIX B
                               SERIES OF THE FUND


                            International Equity Fund
                      Schroder U.S. Diversified Growth Fund
                      Schroder U.S. Smaller Companies Fund



                                   SCHEDULE B
                             SUBADMINISTRATION FEES



                                                                 Fee As % of the Average Annual
         Series of the Fund                                      Daily Net Assets of the Series
         ------------------                                      ------------------------------

         Schroder International Fund                                          0.05%

         Schroder U.S. Diversified Growth Fund,
         Schroder U.S. Smaller Companies Fund,
         Schroder Latin American Fund,
         Schroder Emerging Markets Fund
           Institutional Portfolio and
         Schroder Micro Cap Fund                                              0.10%

         Schroder International Smaller Companies Fund,
         Schroder International Bond Fund, and
         Schroder Emerging Markets Fund                                      0.075%

         (a) The minimum subadministration fee per Series, except Schroder International Fund, Schroder U.S. Diversified Growth Fund, Schroder U.S. Smaller Companies Fund, Schroder Latin American Fund and Schroder Emerging Markets Fund Institutional Portfolio, is $25,000 plus $12,000 per Class for each Class of the Series above one.

         (b)  During  any  period  in  which  Schroder   Emerging  Markets  Fund
Institutional Portfolio invests all (or substantially all) of its investable assets in a registered, open-end management investment company, or separate Series thereof ("Core Portfolio"), the above listed fee for this Series shall be 0.05%. The Subadministrator agrees to waive this fee only after the full waiver
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of fees  payable  by the Series or the Core  Portfolio  to the  Adviser  and the
Administrator, and then only to the extent necessary to keep the total expense ratio for this Series (including its pro rata share of the expenses of the Core Portfolio) at or below 1.60% of average annual daily net assets in the Series.

     (c) During any period in which Schroder U.S. Smaller Companies Fund invests all (or substantially all) of its investable assets in a Core Portfolio, the above listed fee for this Series shall be 0.075%.